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            EXHIBIT 23.1(b)   CONSENT OF PARENTE, RANDOLPH, ORLANDO, CAREY &
                              ASSOCIATES








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                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------



The Board of Directors
Northeast Pennsylvania Financial Corp.

We consent to incorporation by reference in the registration statement on Form S-8 of Northeast Pennsylvania Corp. of our report dated November 7, 1996, relating to the consolidated balance sheet of First Federal Savings and Loan
Association of Hazleton and subsidiaries as of September 30, 1996 and the related consolidated statements of income, changes in equity and cash flows for the years ended September 30, 1996 and 1995 and of our report dated April 29, 1997, relating to the financial statements and supplemental schedules of the First Federal Savings and Loan Association of Hazleton 401(k) Plan as of December 31, 1996 and 1995, and for the years then ended.



/s/ Parente, Randolph, Orlando Carey & Associates


Hazleton, Pennsylvania
July 2, 1998






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